Exhibit 99.1

news release
CTS CORPORATION Elkhart, Indiana 46514 ● 574-523-3800

July 27, 2015
FOR RELEASE:  Immediately

CTS ANNOUNCES SECOND QUARTER 2015 RESULTS

Solid Earnings; Strong New Business Awards

Elkhart, IN. CTS Corporation (NYSE: CTS) today announced second quarter 2015 results.

•	Sales were $100.1 million, down 2.8% compared to the second quarter of 2014, driven primarily by an unfavorable currency impact of $2.1 million as the US Dollar appreciated against the Euro.
•	GAAP earnings were $19.1 million, or $0.57 per diluted share, compared to $6.4 million, or $0.19 per diluted share from continuing operations in the second quarter of 2014.
•	GAAP earnings include one-time favorable tax items of $0.32 and restructuring-related charges of $0.05 per diluted share.
•	Adjusted EPS was $0.30, compared to $0.25 in the second quarter of 2014.

Second quarter sales to automotive customers declined $2.8 million year-over-year primarily due to unfavorable currency impact of $2.1 million. Sales of electronic components were essentially flat year-over-year. CTS received $169 million in new business awards in the second quarter, bringing the year-to-date new business awards to $361 million.

"We delivered solid earnings even though sales remain soft," said Kieran O'Sullivan, CEO of CTS Corporation. "We continue to make progress with our strategy to simplify, focus and drive growth in products that sense, connect and move. We achieved strong new business awards again in the second quarter. We expect to complete our transition from Canada as planned during the second half. After this transition, we will have eleven global manufacturing locations, down from twenty at the end of 2012."

2015 Guidance
Management is revising its guidance for full year 2015 sales to the range of $390 to $405 million, which includes the unfavorable currency impact at current rates. Adjusted earnings per diluted share are expected to be in the range of $0.95 to $1.05.
Conference Call
As previously announced, the Company has scheduled a conference call on Tuesday, July 28 2015 at 11:00 a.m. (EDT).  The dial-in number for the conference call is 888-505-4375 (719-785-1765, if calling from outside the U.S.). The conference I.D. number is 6768906. There will be a replay of the conference call from 2:00 p.m. (EDT) on Tuesday, July 28, 2015 through 2:00 p.m. (EDT) on Tuesday, August 11, 2015. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 6768906. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS."

Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters as well as any product liability claims; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 1142 West Beardsley Avenue, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED (In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2015	2014	2015	2014

Net sales	$100,071	$102,980	$198,382	$203,686

Costs and expenses:
Cost of goods sold	66,698	69,157	132,873	139,248
Selling, general and administrative expenses	15,224	15,813	30,935	29,454
Research and development expenses	5,487	5,332	10,686	10,958
Restructuring and impairment charges	2,118	2,733	2,856	3,236
Operating earnings	10,544	9,945	21,032	20,790

Other (expense) income :
Interest expense	(653)	(582)	(1,241)	(1,195)
Interest income	853	688	1,641	1,252
Other	115	(409)	(1,569)	(2,180)
Total other (expense) income	315	(303)	(1,169)	(2,123)
Earnings before income taxes	10,859	9,642	19,863	18,667
Income tax expense (benefit)	(8,221)	3,281	(5,504)	7,226
Net earnings	$19,080	$6,361	$25,367	$11,441

Net earnings per share:
Basic	$0.58	$0.19	$0.76	$0.34

Diluted	$0.57	$0.19	$0.75	$0.33

Cash dividends declared per share	$0.040	$0.040	$0.080	$0.080

Average common shares outstanding:
Basic	33,080	33,741	33,243	33,725

Diluted	33,551	34,208	33,740	34,244

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2015	2014	2015	2014

GAAP diluted earnings per share	$0.57	$0.19	$0.75	$0.33

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.05	0.07	0.07	0.10
Increase in the recognition of uncertain tax benefits	0.15	-	0.15	-
Change in treatment of certain foreign taxes	(0.47)	-	(0.47)	-
Tax asset write-off related to restructuring	-	(0.01)	-	0.01
Adjusted diluted earnings per share	$0.30	$0.25	$0.50	$0.44

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
$ In thousands	June 28,	June 29,	June 28,	June 29,
Expense	2015	2014	2015	2014
Depreciation and Amortization	$4,028	$4,153	$8,093	$8,401
Equity Based Compensation	$842	$400	$2,362	$1,179

OTHER SUPPLEMENTAL INFORMATION
(continued)

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

- provides a meaningful measure of CTS' operating performance,

- reflects the results used by management in making decisions about the business, and

- helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED (In thousands of dollars)
	June 28,	December 31,
	2015	2014

Cash and cash equivalents	$146,791	$134,508
Accounts receivable, net	63,046	56,894
Inventories	30,424	27,887
Other current assets	21,400	21,112
Total current assets	261,661	240,401

Property, plant and equipment, net	70,166	71,414
Other Assets
Prepaid pension asset	36,563	32,099
Goodwill	32,047	32,047
Indefinite-lived intangible asset	690	690
Other intangible assets, net	33,945	35,902
Deferred income taxes	53,088	43,120
Other	1,110	1,253
Total other assets	157,443	145,111
Total Assets	$489,270	$456,926

Accounts payable	$45,724	$43,343
Accrued payroll and benefits	10,364	11,283
Accrued liabilities	27,395	25,356
Total current liabilities	83,483	79,982

Long-term debt	88,700	75,000
Post retirement obligations	2,908	3,049
Other long-term obligations	8,647	9,106
Shareholders' equity
Common stock	300,869	299,892
Additional contributed capital	40,237	39,153
Retained earnings	402,863	380,145
Accumulated other comprehensive loss	(101,900)	(104,233)
Total shareholders' equity before treasury stock	642,069	614,957
Treasury stock	(336,537)	(325,168)
Total shareholders' equity	305,532	289,789
Total Liabilities and Shareholders' Equity	$489,270	$456,926